Exhibit 10.27

ADESA, INC.

RESTRICTED STOCK UNIT GRANT

Name

S.S. #

In accordance with the terms of the ADESA, Inc. 2004 Equity and Incentive Plan (the “Plan”), ADESA, Inc. hereby grants to you (the “Participant”) the right to receive ADESA, Inc. Restricted Stock Units (the “RSU”), as set forth below, subject to the terms and conditions set forth in this Grant (including Annex A hereto and all documents incorporated herein by reference):

Number of RSUs:

Date of Grant:

Vesting Date:        Third Anniversary of the Date of Grant

This Grant is made in accordance with the Plan, which was approved by ADESA, Inc.’s Board of Directors in April 2004 and received shareholder approval on April 21, 2004.

Further terms and conditions of the Grant are set forth in Annex A hereto, which is an integral part of this Grant.  Please complete the enclosed Income Tax Withholding Election Form and return it to Corporate Human Resources per the instructions on the Form.

All terms, provisions and conditions set forth in the Plan and not set forth herein are incorporated by reference.  To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern.

IN WITNESS WHEREOF, ADESA, Inc. has caused this Grant to be executed by its Chairman, President and Chief Executive Officer as of the date and year first above written.

ADESA, Inc.

By:	/s/ David G. Gartzke
Chairman, President and CEO

Attachment:  Annex A

ANNEX A

RESTRICTED STOCK UNIT GRANT

1.                                       Further Terms and Conditions of Restricted Stock Unit Grant.  The RSU Grant is subject to the following additional terms and conditions:

(a)                                                                          No Dividend Equivalents. The Participant shall not receive Dividend Equivalents with respect to the RSU Grant.

(b)                                                                         Payment.  Subject to the provisions of subsection (d) hereof, a distribution of a number of shares of ADESA, Inc. Common Stock (the “Stock”) that is equal in number to the aggregate number of RSUs shall be distributed no later than 90 days after the end of the vesting period provided, however, that the Committee may determine that all or any RSUs payable may be settled in cash.  The amount of cash paid in settlement shall be equal to the aggregate Fair Market Value of the shares of Stock underlying the RSUs that are not settled in Stock.  ADESA, Inc. may elect to deposit the Stock into a participant account in the ADESA, Inc. Invest Direct plan.

(c)                                                                          Tax Withholding.  The Company shall withhold all applicable taxes required by law to be withheld with respect to the vesting and settlement of the RSU award granted to you by the Company.  You may satisfy the withholding obligation by paying the amount of any taxes in cash or check prior to the date tax withholding is required. Otherwise, the Company will withhold from the RSU award the number of shares of Stock having a value on the date of vesting equal to your tax withholding obligation.  An Income Tax Withholding Election Form will need to be completed at the time of Award and returned to Corporate Human Resources.  If no Election Form is received by Corporate Human Resources within the timeframe detailed on the Form, the Company will withhold shares of Stock from your RSU award (as described herein) in order to satisfy the tax withholding obligations.

(d)                                                                         Death, Retirement, Disability, or Termination of Employment.

(1)                                  During the Vesting Period (i) if the Participant retires pursuant to the terms of a tax qualified retirement plan of ADESA, Inc. or a Subsidiary or upon such other retirement as may be approved by the Committee, (ii) in the event of the death of the Participant while in the employ of ADESA, Inc. or a Subsidiary, or (iii) in the event of the termination of the employment of the Participant due to Disability (as defined in Section 22(e)(3) of the Code), all unvested RSUs shall vest and be paid promptly to the Participant (or the Participant’s beneficiary or estate). The payment shall be prorated based upon the number of whole calendar months within the Vesting Period which had elapsed as of the date of death, retirement or termination due to Disability in relation to the number of calendar months in the full Vesting Period. A whole month is counted in the calculation if the Participant was in the position as of the 15th of the month.

(2)                                  If the Participant’s employment with ADESA, Inc. or any Subsidiary terminates for any reason other than death, disability or retirement, as specified in subsection (c)(1) hereof, all RSUs, to the extent not yet vested, shall except as otherwise provided by the Committee, be forfeited on the date of such termination of employment.

2.                                       Ratification of Actions.  By receiving the Grant or other benefit under the Plan, the Participant and each person claiming under or through Participant shall be conclusively deemed to have indicated the Participant’s acceptance and ratification of, and consent to, any action taken under the Plan or the Grant by ADESA, Inc., the Board or the Committee.

3.                                       Notices.  Any notice hereunder to ADESA, Inc. shall be addressed to ADESA, Inc., 13085 Hamilton Crossing Blvd., Suite 500, Carmel, Indiana, 46032, Attention:  Executive Compensation Manager, Human Resources, and any notice hereunder to the Participant shall be directed to the Participant’s address as indicated by ADESA, Inc.’s records, subject to the right of either party to designate at any time hereafter in writing some other address.

4.                                       Definitions.  Capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.

5.                                       Governing Law and Severability.  To the extent not preempted by Federal law, the Grant will be governed by and construed in accordance with the laws of the State of Indiana, without regard to conflicts of law provisions.  In the event any provision of the Grant shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Grant, and the Grant shall be construed and enforced as if the illegal or invalid provision had not been included.